Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MAGNADATA, INC.
(Name of small business issuer in its charter)

Delaware	7374	05-0554486
(State of incorporation)	(Primary Standard	(I.R.S. Employer
	Classification Code No.)	Identification No.)

The Europa Center
100 Europa Drive, Suite 455
Chapel Hill, North Carolina 27514
919-933-2720
(Address and telephone number of principal executive offices)

David Neal
President and Chief Executive Officer
MagnaData, Inc.
The Europa Center
100 Europa Drive, Suite 455
Chapel Hill, North Carolina 27514
919-933-2720
(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

James F. Verdonik, Esq.
Daniels Daniels & Verdonik, P.A.
P.O. Drawer 12218
Research Triangle Park, North Carolina 27709-2218
(919) 544-5444
(919) 544-5920 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock being offered hereunder have been sold.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1) FEE	AMOUNT OF REGISTRATION
Common stock, par value $0.001 per share	30,000,000	$0.10	$3,000,000	$242.70
TOTAL	30,000,000	$0.10	$3,000,000	$242.70

(1)          Estimated for purposes of computing the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated ___________, 2003

PROSPECTUS

MAGNADATA, INC.
30,000,000 SHARES OF COMMON STOCK

MagnaData, Inc., a Delaware corporation (the "Company"), of 30,000,000 shares of our common stock. The Company will sell the shares from time to time at an offering price of $0.10 per share. We are offering up to a total of 30,000,000 shares of our Common Stock on a best efforts basis. There is no minimum number of shares that we have to sell. There will be no escrow account. We will be free to use the proceeds of sale of our shares as soon as shares are sold and there will be no refunds. The offering will be for a period of 90 days from the effective date. We reserve the right to extend the offering if we choose.

No public market currently exists for the shares of our common stock.

AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 6.

We are located at The Europa Center, 100 Europa Drive, Suite 455, Chapel Hill, North Carolina 27514. Our telephone number is 919-933-2720.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 2, 2003.

Dealer Prospectus Delivery Obligation

Until __________, 2003 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

PROSPECTUS SUMMARY

MagnaData, Inc. ("MagnaData" or the "Company") was incorporated under the laws of Delaware on February 6, 2003. MagnaData, through its wholly-owned operating subsidiary, MagnaData (NC), Inc., a North Carolina corporation, plans to advise Internet Service Providers how to develop and sell e-commerce intelligence. MagnaData has not yet generated any revenues.

THE OFFERING
Shares offered by the Company	Up to 30,000,000 shares of Common Stock, par value $0.001 per share.
Offering price per share	$0.10
Proceeds to the Company	Approximately $3,000,000. We will use the proceeds to pay for offering expenses and working capital. See "Use of Proceeds."
No Minimum Proceeds	There is no minimum required to be sold in this offering. Proceeds of sales will not be held in escrow and the Company will be free to use the proceeds as and when proceeds are received by the Company.
Number of Shares Outstanding	1,455,000 shares of Common Stock were outstanding prior to this offering. Up to 31,455,000 shares of Common Stock will be outstanding after completion of this offering if the Company sells all the shares being offered.

SUMMARY OF HISTORICAL FINANCIAL DATA

MagnaData is a newly-formed company and thus no historical financial data is available.

RISK FACTORS

RISKS CONCERNING OUR BUSINESS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock.

If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

We have no operating history, revenues and profits in the e-commerce intelligence industry or otherwise.

We are a new enterprise that has no operating history and no revenues upon which an evaluation of our business and prospects can be based. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise; we do not know if we will be able to effectively market our services to Internet Service Providers ("ISPs") and obtain sufficient ISP customers to become profitable. MagnaData may never generate revenues or become profitable.

Unless we raise $3,000,000 to begin operations, you will lose all of your investment.

We need to raise $3,000,000 to begin operations. Until then, we can only plan and prepare to actively conduct our business. In the current economic environment, it is extremely difficult for companies without profits or revenue, such as MagnaData, to raise capital. MagnaData may not be able to raise the capital we need in order to conduct our business. If we fail to raise $3,000,000, we will not be able to conduct our business and you may lose your entire investment. Even if we are successful in raising the additional funds, we may have to accept terms that adversely affect our stockholders. For example, the terms of any future financing may impose restrictions on our right to declare dividends or on the manner in which we conduct our business.

MagnaData may not be successful in convincing ISPs to diversify their product line to include e-commerce intelligence.

MagnaData’s business depends entirely on convincing ISPs to diversify their businesses by selling e-commerce intelligence. This will require ISPs to invest resources to collect, process and sell e-commerce intelligence. ISPs may not be willing to divert capital and other resources away from their core businesses to the e-commerce intelligence business.

ISPs may decide to enter the e-commerce intelligence business without the assistance of outside advisors, such as MagnaData.

ISPs already have access to the data required to conduct an e-commerce intelligence business without outside assistance. ISPs may decide to enter the e-commerce intelligence business without the assistance of outside advisors, such as MagnaData.

Concerns by the customers of ISPs about the privacy of online activity may cause ISPs to decide not to enter the e-commerce intelligence business.

Many customers of ISPs are concerned that their online activity remain confidential. ISPs may fear that entering the e-commerce intelligence business would cause customers to switch to other ISPs that do not conduct an e-commerce intelligence business.

Legislation may prohibit ISPs from conducting an e-commerce intelligence business.

General public concern over privacy issues may cause the government to prohibit ISPs from conducting e-commerce intelligence business. If so, ISPs would not require our services.

MagnaData may not be successful in convincing ISPs to cooperate with one another to provide e-commerce intelligence to major corporate accounts, which will require intelligence about a large number of geographic markets.

MagnaData anticipates that large corporations, which conduct advertising campaigns across the U.S. or the world, will want e-commerce intelligence about many geographic markets. Many ISPs either serve a limited number of geographic markets or lack sufficient numbers of subscribers in many markets to provide meaningful e-commerce intelligence. MagnaData plans to assist ISPs to coordinate with other ISPs to service large corporate accounts. ISPs, especially those that compete with one another, may be reluctant to co-operate with one another to service large corporate accounts. Without cooperating to serve large corporate accounts, ISPs may not generate sufficient revenue to justify conducting an e-commerce intelligence business.

We have no experience in the e-commerce intelligence business.

Although our founder, David Neal, previously worked for a company in the e-commerce intelligence business, MagnaData itself is a new company and thus has no experience in the e-commerce intelligence business. This lack of experience will make it more difficult for MagnaData to succeed.

We depend on David Neal. Any reduction of his role at MagnaData could have a material adverse effect.

MagnaData’s success will largely depend on the vision, experience, knowledge, business relationships and abilities of our President, Chief Executive Officer and Treasurer, David Neal. Any reduction of Mr. Neal’s role in our business would have a material adverse effect on MagnaData, because we depend on Mr. Neal’s past experience with an e-commerce intelligence business to assist us in developing our own business of providing e-commerce intelligence services to ISPs. We do not have an employment agreement with Mr. Neal, nor do we have a "key man" insurance policy on his life.

We depend on David Neal to recruit technical and sales personnel. Any failure to do so could have a material adverse effect.

The success of MagnaData depends on the ability of David Neal to recruit technical and sales personnel. Failure to recruit an experienced team will have a material adverse effect on our business.

RISKS CONCERNING OUR OFFERING

There is no escrow account and no minimum amount of proceeds is required for us to begin using the proceeds of this offering.

We are not required to deposit proceeds of sale of shares in this offering into any escrow account and there is no minimum amount of proceeds required before the Company can begin using the proceeds of this offering. If the Company fails to raise the full $3,000,000 of proceeds, the Company will be required to raise capital by other means. If the Company is unable to raise $3,000,000 in this offering or by other means, the Company will be unable to conduct its business and you will lose your entire investment.

Unless a public market develops for our common stock, you will not be able to sell your shares, and therefore your investment will be a complete loss.

There has been no public market for our common stock. There can be no assurance that an active trading market will ever develop or, if it develops, will be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our securities, and you will be unable to sell your shares. If so, your investment will be a complete loss.

If it becomes publicly traded, our stock will likely be subject to the penny stock rules, which will make it more difficult for you to sell your shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver to the buyer a standardized risk disclosure requirement that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities become subject to the penny stock rules, you may have difficulty selling your shares.

We may not qualify to have our stock quoted for trading on the over-the-counter electronic bulletin board, and therefore you may be unable to sell your shares.

Upon completion of this offering, we will seek to have our common stock eligible for quotation in the Over-the-Counter Electronic Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities include securities not listed on NASDAQ or a registered national securities exchange in the U.S., issued by companies that are required to file reports pursuant to Section 13 or Section 15(d) of the Securities Act of 1933, if such companies are current in their periodical reporting obligations. MagnaData intends to engage a broker/dealer who will file a Form 211 with the National Association of Securities Dealers ("NASD"), which is required to allow our common stock to be quoted on the OTCBB. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for our securities.

Our directors, executive officers and consultants beneficially own approximately 85% of our Common Stock; their interests could conflict with yours.

As of March 31, 2003, our executive officers, directors and consultants were the beneficial owners of approximately 85% of our common stock. As a result, our executive officers and directors will have significant ability to:

  elect or defer the election of our directors

  amend or prevent amendment of our certificate of incorporation or bylaws effect or prevent a merger, sale of assets or other corporate transaction; and

  control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, our directors and executive officers, collectively, are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.

Sales by officers, directors and consultants could adversely affect the market price of our stock.

Sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock, both because significant sales could depress prices, and because sales by management could provide a negative signal to the market about our prospects.

All of the shares of Common Stock owned by our officers, directors and consultants will be registered later in a registration on Form S-8 and may be resold by them, which may have a negative impact on their interest in MagnaData’s future.

We intend to register all of the shares of our outstanding common stock, including all of the shares held by our officers, directors and consultants. This will allow our officers, directors and consultants to more easily sell all of their MagnaData stock, which may have a negative impact on their interest in the future success of MagnaData.

Resales of our stock by purchasers of shares in this offering may have a negative impact on any market that may develop.

The resale of stock by MagnaData’s existing stockholders may have a negative impact on any market that may develop, thereby reducing the market value of your stock.

We do not expect to pay dividends, therefore you may not rely on your investment to be a source of income.

We do not anticipate paying cash dividends in the foreseeable future. Therefore you may not rely on your investment in our stock as a source of income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management’s current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Prospectus. For this purpose, any statements contained in this Prospectus which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan", or "continue" or the negative variations of these words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements in any way reflect our actual future operations and/or financial results, and any of such information and statements will should not be relied upon either in whole or in part in any decision to invest in the shares. Many of the factors, which could cause actual results to differ from forward looking statements, are outside our control. These factors include, but are not limited to, the factors discussed above under "Risk Factors."

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The first $50,000 raised will be used to pay offering expenses. We will use the net proceeds as follows:

Allocation of Proceeds

Amount raised in this Offering	$50,000	$750,000	$1,500,000	$2,250,000	$3,000,000

Offering Expenses	$50,000	$50,000	$50,000	$50,000	$50,000

Working Capital	0	$700,000	$1,450,000	$2,200,000	$2,950,000

Working capital includes the payment of organization expenses, the cost of our office operations, recruiting additional personnel, salaries, marketing expenses and equipment leases and other operating expenses.

Our offering expenses are comprised of an SEC filing fee, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees. Mr. Allison will not receive any compensation for his efforts in selling our shares.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

If we fail to raise the full $3,000,000 in this offering, we will have to seek additional capital from other sources. If we fail to raise $3,000,000 from this offering and other resources, we will not be able to operate and you will lose your entire investment.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $3,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

  our lack operating history
  the proceeds to be raised by the offering
  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and our cash requirements.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2003, on a historical basis and as adjusted to reflect the sale of the shares. This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

As Adjusted After Offering for Number of Shares Sold

Stockholder Equity	03/31/03 Actual	25%	50%	75%	100%
Common Stock: 100,000,000 shares authorized par value $0.0001

1,230,000 issued and outstanding	$123

8,730,000 issued and outstanding		$873

16,230,000 issued and outstanding			$1,623

23,730,000 issued and outstanding				$2,373

31,230,000 issued and outstanding					$3,123

Additional Paid-in Capital	$17,982	$767,232	$1,516,482	$2,265,732	$3,014,982

Deficit Accumulated during Development Stage	$(34,427)	$(34,427)	$(34,427)	$(34,427)	$(34,427)

TOTAL STOCKHOLDERS’ EQUITY (deficit)	$(16,322)	$683,678	$1,433,678	$2,183,678	$2,933,678

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2003, the net tangible book value of our shares of common stock was a deficit of ($16,322) or approximately zero per share based upon 1,230,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 31,230,000 shares to be outstanding will be $2,933,678, or approximately $0.09 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.11 per share without any additional investment on their part. Purchasers of shares in this offering will incur an immediate dilution from $0.10 per share to $0.09 per share.

After completion of this offering, if 30,000,000 shares are sold, purchasers of shares in this offering will own approximately 96% of the total number of shares then outstanding for which purchasers of shares in this offering will have made a cash investment of $3,000,000, or $0.10 per share. Our existing stockholders will own approximately 4% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,105 or approximately $0.01 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 23,730,000 shares to be outstanding will be $2,183,678, or approximately $0.09 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.11 per share without any additional investment on their part. Purchasers of shares in this offering will incur an immediate dilution from $0.10 per share to $0.09 per share.

After completion of this offering, if 22,500,000 shares are sold, purchasers of shares in this offering will own approximately 95 % of the total number of shares then outstanding for which purchasers of shares will have made a cash investment of $2,250,000, or $0.10 per share. Our existing stockholders will own approximately 5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,105, or approximately $0.01 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 16,230,000 shares to be outstanding will be $1,433,678, or approximately $0.09 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.10 per share without any additional investment on their part. Purchasers of shares in this offering will incur an immediate dilution from $0.10 per share to $0.09 per share.

After completion of this offering, if 15,000,000 shares are sold, purchasers of shares in this offering will own approximately 92% of the total number of shares then outstanding shares for which purchasers of shares in this offering will have made a cash investment of $1,500,000, or $0.10 per share. Our existing stockholders will own approximately 8% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,105 or approximately $0.01 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 8,730,000 shares to be outstanding will be $683,678, or approximately $0.07 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.09 per share without any additional investment on their part. Purchasers of shares in this offering will incur an immediate dilution from $0.10 per share to $0.08 per share.

After completion of this offering, if 7,500,000 shares are sold, purchasers of shares in this offering will own approximately 86% of the total number of shares then outstanding shares for which purchasers of shares in this offering will have made a cash investment of $750,000 or $0.10 per share. Our existing stockholders will own approximately 14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $18,105, or approximately $0.01 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$ 0.01
Net tangible book value per share before offering	($16,322)
Potential gain to existing shareholders	$ 132,000
Net tangible book value per share after offering	$ 2,933,678
Increase to present stockholders in net tangible book value per share after offering	$ 0.11
Capital contributions	$ 18,105
Number of shares outstanding before the offering	1,230,000
Percentage of ownership after offering	4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$ 0.10
Dilution per share	$ 0.01
Capital contributions	$3,000,000
Number of shares after offering held by public investors	30,000,000
Percentage of ownership after offering	96%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$ 0.10
Dilution per share	$ 0.01
Capital contributions	$ 2,250,000
Number of shares after offering held by public investors	22,500,000
Percentage of ownership after offering	95%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$ 0.10
Dilution per share	$ 0.01
Capital contributions	$ 1,500,000
Number of shares after offering held by public investors	15,000,000
Percentage of ownership after offering	92%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$ 0.10
Dilution per share	$ 0.02
Capital contributions	$ 750,000
Number of shares after offering held by public investors	7,500,000
Percentage of ownership after offering	86%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Offering Will Be Sold By One of Our Officers

We are offering up to a total of 30,000,000 shares of common stock on a best efforts, no minimum, 30,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended if we choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned after the subscription has been accepted by us.

We will sell the shares in this offering through David Allison, one of our officers and directors. Mr. Allison will contact persons with whom he has a preexisting personal or business relationship by telephone. Mr. Allison will receive no commission from the sale of any shares. Mr. Allison will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1.       The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2.       The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.       The person is not at the time of their participation, an associated person of a broker-dealer; and

4.       The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Allison is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Allison is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Allison has indicated to us that he has not during the last twelve months, and will not in the next twelve months, offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We do not intend to utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to friends and relatives of our officers, directors and consultants who are interested in us as a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "MAGNADATA, INC."

 Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them, but not earlier than the date this registration statement becomes effective.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends, based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

DESCRIPTION OF BUSINESS

The Company

MagnaData intends to assist Internet Service Providers ("ISPs") to develop e-commerce market intelligence based on actual Internet activity by their customers and to sell such market intelligence to e-commerce merchants, vendors and service providers who need reliable and immediate metrics of online commercial activity. MagnaData’s offices are located in Chapel Hill, North Carolina.

The Products and Services

MagnaData will provide services to ISPs that will enable the ISPs to provide e-commerce market intelligence to e-commerce merchants, vendors and service providers who need reliable and immediate metrics of online commercial activity. MagnaData will provide services to ISPs that will assist ISPs in: (i) collecting all Internet transaction data at the point consumers access the Internet; (ii) aggregating the information in their databases to where it may be mined to produce online usage profiles and analyses; and (iii) ensuring that individual privacy is protected throughout the data storage, mining and dissemination process. MagnaData also believes that it can offer ISPs services that will assist them in developing specific types of market intelligence products and services to offer for sale, assistance with selling such products and services, and coordinating with other ISPs to enable them to partner and offer products and services based on larger amounts of data.

The Market

The ISP market is divided into Consumer and Corporate markets. As of the end of 2002, the worldwide consumer market was estimated to include revenues of $64.8 billion. The worldwide Corporate market was estimated at $55.7 billion in revenues. Although revenues are expected to grow in the near term, many ISPs operate on thin margins. Market participants with financial strength have also been acquiring companies with less financial strength. Because the services offered by ISPs tend to be of a commodity nature, we believe ISPs will seek to use value-added services like those to be provided by MagnaData to differentiate themselves from competitors and improve their financial performance. MagnaData intends to capitalize on these market characteristics.

Competition

The two primary companies in the e-commerce intelligence business are ComScore Networks and Neilsen/Net Ratings (operated by A.C. Nielsen). Both ComScore and Nielsen gather date from Internet users who voluntarily allow data to be collected from their computers. Both ComScore and Nielsen are significantly larger and have greater resources than does MagnaData. MagnaData believes it would be difficult for MagnaData to compete directly with ComScore and Nielsen. For this reason, MagnaData plans to structure its business so that it assists ISPs to compete with ComScore and Nielsen. We expect that other firms will enter into the business of advising ISPs about conducting an e-commerce intelligence business.

Business Strategy

MagnaData believes its business model of advising ISPs about how to conduct an e-commerce intelligence business – rather than conducting this business itself – gives it a significant competitive advantage over companies like ComScore and Nielsen. This is because MagnaData will be paid on various fee for services bases, and will not have to bear the costs of developing and marketing the e-commerce business, nor will it have to bear the costs of owning and operating the data storage and computer equipment needed to store and mine the data that goes into creating e-commerce market intelligence reports.

To operate effectively in this marketplace, MagnaData will need to employ:

  Experts in ISP infrastructure
  Experts in data products
  Statisticians

These experts will be deployed in cross-functional teams to advise ISP’s on how to extract data from the traffic carried on their networks. Additional advice will be provided to ISP’s to guide in optimal methods of storing the data in standard databases. E-commerce data experts will then advise the ISP’s on the most marketable types of business intelligence that can be derived from their data. Statisticians will ensure that the data produced is accurate.

Employees

As of May 1, 2003 MagnaData (NC) has one employee, its President and Chief Executive Officer. We will need to hire technical and sales personnel or consultants in order for our business to succeed as described under Business Strategy. There are no collective bargaining agreements in effect.

Intellectual Property

We have no trademark, copyright or patent protection at this time. We expect to develop intellectual property as we conduct our operations. We expect that a major issue in negotiations between MagnaData and our ISP customers will be the extent to which MagnaData owns and has the right to use the intellectual property we create. Our ISP customers may insist on owning the intellectual property we create.

Properties

We currently utilize office space provided to us by Tryon Capital, Inc., a company operated by Peter L. Coker, Sr., one of our shareholders. Our monthly payment for this space is $1,000; we do not have a formal sublease agreement with Tryon Capital, Inc. We believe that our office space is adequate and suitable for its intended purpose, but we will need to locate additional or new space as we ramp up our operations once the additional funding we require is obtained. We believe 5,000 square feet of space will be adequate for our business for the next two years after we hire the employees described above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

MagnaData was incorporated under the laws of Delaware on February 6, 2003, and its wholly-owned operating subsidiary, MagnaData (NC), Inc. was incorporated under the laws of North Carolina on February 18, 2003. MagnaData intends to conduct all of its active business through MagnaData (NC). MagnaData (NC) has had no operating revenue to date.

Management’s discussion and analysis of financial condition and results of operations

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion in their audit report. This means that our auditors believe there is doubt that our business operations can continue for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until and unless we raise $3,000,000 of capital so that we can sell and provide services. That cash must be raised from other sources. We must raise cash to stay in business.

To give ourselves capital to raise the money we need to begin selling and providing services, we are attempting to raise money in this offering. There is no assurance that we will be able to raise enough money through this offering to begin and stay in business. What ever money we do raise, will be applied first to additional efforts to raise capital. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can’t raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We are not going to buy or sell any plant or significant equipment. We expect our employment and other expenses will increase as we hire employees and begin marketing and servicing customers as described under "Description of Business" above.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays beginning to sell and provide our services, and uncertain demand by customers for our services.

To become profitable and competitive, we must recruit employees and begin marketing our services. We are seeking equity financing to provide for the capital required.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From February 6, 2003, Date of Inception, through March 31, 2003

Since inception, we have used our common stock to raise money for corporate organization expenses. Net cash provided by financing activities from inception on February 6, 2003 to March 31, 2003 was $18,240, as a result of proceeds from sales of common stock and advances received from related Parties.

 Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from business operations.

We issued 180,000 shares of common stock through a private placement offering in February 2003.

As of March 31, 2003, our total assets were $4,052 and our total liabilities were $20,374.

MagnaData believes that it will have to raise additional capital (approximately $3,000,000) prior to December 31, 2003 to successfully conduct its business.

MANAGEMENT

Executive Officers and Directors

The names of MagnaData’s directors and executive officers are listed below. The terms of all directors expire at the next annual meeting of stockholders and upon election of their successors. The terms of all officers expire upon the next annual meeting of the Board of Directors and upon the election of the successors to such officers.

Name	Age	Position
David Neal	46	President, CEO, Treasurer, Chief Financial Officer and Director
David R. Allison	55	Vice President, Secretary and Director
William H. Conklin	59	Director

David Neal has been MagnaData’s President, Chief Executive Officer and a member of its Board of Directors since its inception in February 2003. Mr. Neal intends to devote 25% of his working time to MagnaData’s operations. Mr. Neal also serves as the chief financial officer for Bloodhound, Inc., an application software service provider specializing in medical claims overpayment protection and medical billing data analysis, since August 2002. Before joining Bloodhound, Mr. Neal, from March 2002 to August 2002, was a principal in Accelerant Ventures, a financial and marketing services firm assisting early-stage technology companies in the Research Triangle Park area of North Carolina. Prior to co-founding Accelerant, Mr. Neal was vice president of finance and administration, from January 2000 until October 2001, at Plurimus Corporation. He had also been a co-founder, and from December 1996 until December 1999 was vice president of finance and counsel at KVLabs in Chapel Hill, North Carolina. Mr. Neal was also the Chief Financial Officer and legal counsel for CI Technologies, Inc. of Chapel Hill, North Carolina prior to its acquisition by Seagate Technology in 1995. Mr. Neal holds undergraduate and law degrees from the University of North Carolina at Chapel Hill and has an MBA from Stanford University.

David R. Allison has been MagnaData’s, Vice President, Secretary and a member of its Board of Directors since its inception in February, 2003, and Mr. Allison intends to devote 25% of his working time to MagnaData. In addition, Mr. Allison is the President, CFO and Chairman of the Board of Directors of CCP Worldwide, Inc., since September 2002. Mr. Allison founded Custom Craft Packaging, Inc., CCP’s operating subsidiary, in 1993, and was its president and Chairman of its Board of Directors until Custom Craft was acquired by CCP. From September 1999 to July 2000, he was also vice president of sales for CompuPrint, Inc., a publicly reporting company as of 2002, and is currently the president, CFO and Chairman of the Board of Directors of CompuPrint, Inc. From 1985 to 1993, Mr. Allison was the founder and president of Com-Tech Packaging, Inc. Mr. Allison graduated from the University of Denver with a B.S. degree in Business Administration in 1971.

William H. Conklin has been a member of MagnaData’s Board of Directors since March, 2003. Mr. Conklin has over thirty years of development and sales experience with IBM in positions including Director, General Manager and Vice President, with his development experience ranging from managing over a thousand person business with a billion dollars in revenues to managing internal "start ups." From 1969 he served in a number of positions with IBM. When he retired from IBM on January 1, 2000 he was a Director and Vice President of a division of IBM. He is currently the managing partner of Solaramp, LLC, which position he started in September 2001. Mr. Conklin has a B.S. in Industrial Engineering from Lehigh University and a MBA degree from Fordham University.

EXECUTIVE COMPENSATION

Neither Mr. Neal, Mr. Allison nor any officers or directors of MagnaData is currently paid a salary by MagnaData or MagnaData (NC). None of the current officers of the Company will be paid a salary until MagnaData raises $1,500,000, but Mr. Allison has a consulting agreement with the Company. See "Certain Relationships and Related Transactions." In addition, after this offering, the officers of the Company will be grated stock options, which option grants will be subject to approval by the stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 1, 2003: (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Beneficial Owner	No. of Share (1) (2)	Percentage (2) At May 1, 2003	Percentage After Offering Completed (2) (3)
David Neal 710 Wellingham Drive Durham, NC 27713	350,000	28.5%	1.1%
David Allison 1411 Hedgelawn Way Raleigh, NC 27615	350,000	28.5%	1.1%
Peter Coker and Susan Coker Tryon Capital The Europa Center 100 Europa Drive Suite 455 Chapel Hill, NC 27514	350,000	28.5%	1.1%
William Conklin 2201 Landings Way Raleigh, NC 27615	0	0%	0%
Jerry Steinhorn and Ellyn Steinhorn 1305 Briarcliff Road Greensboro, NC 27408	200,000	16.3%	0.6%
All Officers and Directors As a Group (3 persons)	700,000	57.0%	2.2%

(1)       All shares are Common Stock.

(2)       The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days.

(3)       Assumes that all securities offered hereby will be sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(1)       MagnaData has entered into a services agreement with David Allison, a Vice President, founder, shareholder and director, and a consulting agreement with Tryon Capital, which is owned by Peter Coker, a founder and shareholder of the Company.

(2)       The Services Agreement dated February 17, 2003, between MagnaData and David Allison is for management services. MagnaData pays Mr. Allison $5,000 per month, plus expenses. The agreement can be terminated by either MagnaData or Mr. Allison on thirty (30) days notice.

(3)       The Consulting Agreement dated February 17, 2003 with Tryon Capital is for business planning, mergers and acquisitions, strategic relationships, financial planning and other services. MagnaData pays Tryon Capital a monthly fee of $2,750, plus expenses. The Agreement can be terminated by either MagnaData or Tryon Capital on thirty (30) days notice.

(4)       MagnaData also shares office space with Tryon Capital and pays Tryon Capital a rent of $1,000 per month. The oral agreement can be terminated by either Tryon Capital or MagnaData with thirty (30) days notice.

DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 100,000,000 shares of Common Stock, par value $0.0001 per share, of which 1,230,000shares are issued and outstanding as of the date of the prospectus, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding, the rights and preferences of which may be established from time to time by our Board of Directors.

The following description of our securities contains all material information. However, the description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation together with our corporate bylaws.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Such holders do not have cumulative voting rights. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive any dividends, if any, that may be declared from time to time by our Board of Directors out of funds legally available therefor on a pro rata basis.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive our net assets ratably, after the payment of:

i.       all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

ii.       all unsecured liabilities, including any then unsecured outstanding debt securities which we have issued as of such time; and

iii.       all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our Board of Directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions applicable to such shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of such series. Such shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of MagnaData. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock; however, we may have to issue preferred stock in order to raise additional capital. See CAPITAL REQUIREMENTS under MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

2003 Equity Compensation Plan

We adopted our 2003 Equity Compensation Plan on February 13, 2003. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and restricted stock. The total number of shares of common stock reserved for issuance under the plan is 1,300,000 shares, subject to adjustment in the event of stock split, stock dividend, recapitalization or similar capital change. No grants have been made under the plan.

The plan is administered by our Board of Directors, which selects the eligible persons to whom options or stock awards shall be granted, determines the number of shares subject to each option or stock award, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option or stock award granted under the plan shall be evidenced by a written agreement between MagnaData and the optionee.

Grants may be made to employees (including officers) and directors of MagnaData and MagnaData (NC) and to certain consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory options is determined by the Board of Directors. Incentive stock options granted under the plan have a maximum term of ten years, except for grants to 10% stockholders which are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

 Reports to Stockholders

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends December 31.

Transfer Agent

We intend to appoint a transfer agent for our common stock before this registration statement becomes effective

MARKET FOR COMMON STOCK

Market Information

There is no public trading market on which MagnaData’s common stock is traded. MagnaData intends to engage a broker-dealer who will file a Form 211 with the National Association of Securities Dealers ("NASD") to allow the quote of MagnaData’s common stock on the OTCBB. There is no assurance that our common stock will be included on the OTCBB.

There are eleven record holders of our common stock.

We have outstanding 1,230,000 shares of common stock as of May 1, 2003. Of these shares, none will be freely tradable without restriction under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144. Non-affiliates currently hold 180,000 shares of our common stock, which is 14.6% of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated for purposes of Rule 144) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed (i) 1% of the number of shares of common stock then outstanding, or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of MagnaData within the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate) is entitled to sell such shares without complying with the manner of sale, public information, volume limitations or notice provisions of Rule 144.

We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

LEGAL PROCEEDINGS

We are not a party to, nor aware we aware of, any existing, pending or threatened lawsuits or other legal actions.

LEGAL MATTERS

Certain legal matters, including the legality of the issuance of shares of common stock offered herein, are being passed upon by us by our counsel, Daniels Daniels & Verdonik, P.A., 1822 NC Highway 54, Suite 200, Durham, North Carolina 27713, who are also representing us in connection with the filing of the Registration Statement of which this Prospectus is a part.

EXPERTS

The audited financial statements of MagnaData for the period from February 6, 2003 (Date of Inception) through March 31, 2003 have been included herein and in the registration statement in reliance upon the report of Hansen, Barrett & Maxwell, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. This prospectus is part of the registration statement, and as permitted by the SEC’s rules, does not contain all of the information in the registration. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

MAGNADATA, INC.
(A Development Stage Enterprise)

HANSEN, BARNETT & MAXWELL A Professional Corporation	(801) 532-2200 Fax (801) 532-7944 CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, Utah 84180-1128 www.hbmcpas.com

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
MagnaData, Inc.

We have audited the consolidated balance sheet of MagnaData, Inc. and subsidiary (a development stage enterprise) as of March 31, 2003 and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from February 6, 2003 (date of inception) through March 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MagnaData, Inc. as of March 31, 2003 and the results of its operations and its cash flows for the period from February 6, 2003 (date of inception) through March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of operating history raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hansen, Barnett & Maxwell HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 25, 2003

MAGNADATA, INC.
(A Development Stage Enterprise)
CONSOLIDATED BALANCE SHEET

March 31	2003
ASSETS
Current Assets
Cash	$4,052
Total Current Assets	4,052
Total Assets	4,052

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities
Accrued liabilities	20,239
Related party payable	135
Total Current Liabilities	20,374

Stockholders' Deficit
Preferred stock - $0.0001 par value; 5,000,000 shares authorized; zero shares issued and outstanding	-
Common stock - $0.0001 par value; 100,000,000 shares authorized, 1,230,000 shares issued and outstanding	123
Additional paid-in capital	17,982
Deficit accumulated during the development stage	(34,327)
Total Stockholders' Deficit	(16,322)
Total Liabilities and Stockholders' Deficit	$3,052

The accompanying notes are an integral part of these consolidated financial statements.

MAGNADATA, INC.
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF OPERATIONS

For the Period February 6, 2003 (Date of Inception) Through March 31	2003
Revenue	$-
General and administrative expenses	34,427
Net Loss	(34,427)
Basic Loss Per Share	(0.03)
Weighted Average Number of Shares Outstanding	1,114,906

The accompanying notes are an integral part of these consolidated financial statements.

MAGNADATA, INC.
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stock- holder's Deficit
	Shares	Amount
Balance - February 6, 2003 (Date of Inception	-	$-	$-	$-	$-
Shares issued for cash
February 2003 - $0.001 per share	1,050,000	105	-	-	105
February 2003 - $0.10 per share	180,000	18	17,982	-	18,000
Net Loss	-	-	-	(34,427)	(34,427)

Balance - March 31, 2003	1,230,000	$123	$17,982	$(34,427)	$(16,322)

The accompanying notes are an integral part of these consolidated financial statements.

MAGNADATA, INC.
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period February 6, 2003 (Date of Inception) Through March 31	2003
Cash Flows from Operating Activities:
Net loss	$(32,427)
Adjustment to reconcile net income to net cash provided by operating activities:
Accrued liabilities	20,239
Net Cash From Operating Activities	(14,188)

Cash Flows from Investing Activities	-

Cash Flows From Financing Activities:
Advance from related party	135
Proceeds from sale of common stock	18,105
Net Cash From Financing Activities	18,240

Net Increase in Cash	4,052
Cash at Beginning of Period	-
Cash at End of Period	$4,052

The accompanying notes are an integral part of these consolidated financial statements.

MAGNADATA, INC.
(A Development Stage Enterprise)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003

NOTE 1 – NATURE OF BUSINESS

Organization and Nature of Operations — On February 6, 2003, MagnaData, Inc. ("the Company") was organized under the laws of the State of Delaware. The Company’s wholly owned subsidiary, MagnaData (NC), Inc. was incorporated under the laws of North Carolina on February 18, 2003. The Company is considered a development stage enterprise and is in the process of raising capital to fund operations. As such, the Company has since inception spent most of its efforts in developing its business plan and in raising capital to fund its operations. The Company has relied upon cash flows from equity issuances to sustain operations. The planned operations of the Company consist of advising Internet Service Providers on how to develop and sell e-commerce intelligence. The Company has had no revenues from any source to date.

Consolidation — The accompanying consolidated financial statements include the accounts of MagnaData, Inc. and its wholly-owned subsidiary MagnaData (NC), Inc. Inter-company accounts and transactions have been eliminated in consolidation.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments — The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate fair values because of the immediate or short-term maturities of these financial instruments.

Business Condition — The Company is a new company with no operating history. It has not yet been able to execute its business plan. This situation raises substantial doubt about its ability to continue as a going concern. The Company plans to fund its operations by issuing equity securities or loans from related parties. Success in these efforts is not assured. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Income Taxes — The Company recognizes an asset or liability for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the asset or liabilities are recovered or settled. Deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Net Loss Per Share — Basic loss per common share is computed on the basis of the weighted-average number of common shares outstanding during the period.

NOTE 3 – STOCKHOLDERS’ EQUITY

Common Stock —In February 2003, the Company issued 2,400 shares of common stock to founders of the Company, for cash proceeds of $105 or $0.04 per share. Immediately following the issuance, the shareholders approved a 437.5 for 1 forward stock split to its outstanding common stock. The stock split has been retroactively reflected in the accompanying consolidated financial statements.

In February 2003, the Company issued 180,000 shares of common stock to various individuals for cash proceeds of $18,000 or $0.10 per share.

NOTE 4 – RELATED PARTY TRANSACTIONS

In February 2003 certain shareholders of the Company advanced the Company a total of $135 for operations. There are no terms associated with those advances and the Company plans to re-pay those amounts in the near future.

During February 2003, the Company entered into consulting agreements with a shareholder/officer of the Company and a company related through common ownership for executive, management and financial planning services. These agreements call for monthly consulting payments totaling $7,750. As part of these consulting agreements, the Company rents office space for $1,000 per month. These agreements continue on a month-to-month basis. As of March 31, 2003, the Company paid $13,750 under these consulting agreements.

NOTE 5 – SUBSEQUENT EVENTS

In April 2003 the Company issued 225,000 shares of common stock to various individuals for cash proceeds of $22,500 or $0.10 per share

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of their performance of their duties as directors, officers, employees and agents as permitted by Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under any agreement, vote of stockholders or otherwise.

The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claims arising against such person in their official capacities, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MagnaData pursuant to the foregoing, or otherwise, MagnaData has been advised that the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.

The other expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee	$300
Legal Fees	$40,000
Accounting Fees	$5,000
Printing and Engraving	$700
Miscellaneous	$4,000

TOTAL	$50,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

At the time of its incorporation in February 2003, MagnaData issued 8,000 shares of its common stock (for an aggregate of 24,000 shares) to each of its founding shareholders (David Neal, David R. Allison and Peter L. Coker, Sr. and Susan Coker, as joint tenants) at $0.004 per share and $105 in the aggregate. Through a stock split later that month, these shares became 350,000 for each founder, for an aggregate of 1,050,000 shares.

In February and March 2003, MagnaData sold 180,000 shares of its common stock at a price of $0.10 per share to eight investors pursuant to a private offering for a total of $18,000. All purchasers in the offering were "accredited investors" as defined in Regulation D.

These securities were sold under the exemption from registration provided by Section 4(2) of the Securities Act and the rules adopted thereunder. Neither MagnaData nor any person acting on its behalf offered or sold the securities by any general solicitation or general advertising. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or exemption therefrom.

ITEM 27. EXHIBITS.

Exhibit Number	Description
3.	Certificate of Incorporation
3.2	First Amendment to Certificate of Incorporation, dated April 28, 2003
3.3	By-Laws
4.1	Specimen Certificate of Common Stock
5.1	Form of Opinion of Counsel*
10.1	2003 Equity Compensation Plan
10.2	Consulting Agreement with Tryon Capital
10.3	Services Agreement with David Allison
23.1	Accountant’s Consent
23.2	Counsel’s Consent to Use Opinion (included in Exhibit 5.1)*

* To be filed by Amendment

ITEM 28. UNDERTAKINGS.

The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (the "Registration Statement"):

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)       To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement, including (but not limited to) the addition of an underwriter.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Chapel Hill, North Carolina on June 2, 2003.

MagnaData, Inc. By: /s/ David Neal David Neal, President, Chief Executive Officer, Treasurer and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, the registration statements was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATED
/s/ David Neal David Neal	President, Chief Executive Officer, Treasure, Chief Financial Officer and Director	June 2, 2003
/s/ David R. Allison David R. Allison	Secretary and Director	June 2, 2003
/s/ William H. Conklin William H. Conklin	Director	June 2, 2003

MAGNADATA, INC.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation
3.2	First Amendment to Certificate of Incorporation, dated April 28, 2003
3.3	By-Laws
4.1	Specimen Certificate of Common Stock
10.1	2003 Equity Compensation Plan
10.2	Consulting Agreement with Tryon Capital
10.3	Services Agreement with David Allison
23.1	Accountant’s Consent
23.2	Counsel’s Consent to Use Opinion (included in Exhibit 5.1)*